ACURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  November 23, 2016
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 2.04	TRIGGERING EVENTS THAT ACCELRATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On November 23, 2016 the Companies parent corporation, Sack lunch Productions Inc. received a Notice of Default from TCA Global Credit Master Fund, LP advising Sack Lunch that it had failed to make three (3) monthly payments due in accordance with the Senior Secured Credit Facility Agreement that agreement was effective as of October 31, 2015. The total amount of current past due is in the amount of $628,743. The Company as a subsidiary of Sack Lunch was made a party to the agreement with TCA as a Guarantor and is thus under obligations for payment and is subject to a security interest for the payment of the debts. The Company has not received its own Notice of Default.  Failure to cure the default would lead to an increase in the interest rate on the debt and acceleration of the payment for the balance of the debt.  Sack Lunch has reported that efforts to resolve the issue are being pursued and are ongoing as of the date of this filing.

ITEM 9.01             Financial Statements and Exhibits

The following exhibit is incorporated by reference from the prior filing of an 8-K on 10/22/2015 included as part of this report:
Exhibit No.	Page No.	Description

              10(1)   incorporated by reference from 8-K filed October 22, 2015
                                                                                    Credit Agreement, October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of December, 2016.

Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President